                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The DII Group, Inc.:


     We consent to the incorporation by reference in the registration statement No. 333-6789 on Form S-4 of The DII Group, Inc. of our reports dated January 30, 1996, relating to the consolidated balance sheets of The DII Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and the related Schedule II which reports appear in the December 31, 1995, annual report on Form 10-K of The DII Group, Inc., and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.


                                            /s/  KPMG Peat Marwick LLP
                                            ----------------------------
                                                  KPMG Peat Marwick LLP
Denver, Colorado

July 18, 1996